================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]    Preliminary Proxy Statement    [ ]    Confidential, for Use of the
      [X]    Definitive Proxy Statement            Commission Only (as permitted
      [ ]    Definitive Additional Materials       by Rule 14a-6(e)(2))
      [ ]    Soliciting Material Pursuant
             to Rule 14a-11(c) or Rule 14a-12

                        Frontier Financial Corporation
------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [x]  No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------
      (5) Total fee paid:

      ------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
                             --------------------------------------------------
  (2) Form, Schedule or Registration Statement no.:
                                                   ----------------------------
  (3) Filing Party:
                   ------------------------------------------------------------
  (4) Date Filed:
                 --------------------------------------------------------------

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                 P. O. BOX 2215
                            EVERETT, WASHINGTON 98203

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS

        The 2000 Annual Meeting of Shareowners of Frontier Financial Corporation will be held at the Everett Golf & Country Club, 1500 - 52nd Street, Everett, Washington, on Thursday, April 20, 2000, at 7:30 p.m. for the following purposes:

        1.    To elect four (4) members to the Board of Directors; and

        2. To act on such other matters as may properly come before the meeting.

        Only shareowners of record at the close of business on March 10, 2000, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

        All shareowners are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareowner attending the meeting may vote in person even if he or she returned a proxy.

                                        By Order of the Board of Directors,

                                        /s/ James F. Felicetty

                                        James F. Felicetty
                                        Secretary/Treasurer

Everett, Washington
March 24, 2000


                        PLACE AND TIME OF ANNUAL MEETING

                           EVERETT GOLF & COUNTRY CLUB
                               1500 - 52ND STREET
                               EVERETT, WASHINGTON
                            APRIL 20, 2000, 7:30 P.M.


================================================================================
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
          PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.
================================================================================

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                 P. O. BOX 2215
                            EVERETT, WASHINGTON 98203

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

        This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the "Corporation") to the holders of common stock of the Corporation ("Common Stock") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of the Corporation to be held on Thursday, April 20, 2000 at 7:30 p.m. at the Everett Golf & Country Club, 1500 - 52nd Street, Everett, Washington, and any adjournment thereof. The shares represented by the enclosed proxy will be voted in accordance with the shareowner's directions, if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy to the Secretary of the Corporation prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

        All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 1999 Annual Report, are being mailed to shareowners on or about March 24, 2000.

--------------------------------------------------------------------------------
                             PURPOSE OF THE MEETING
--------------------------------------------------------------------------------

        At the Annual Meeting, shareowners will be asked:

        1.    To elect four (4) members to the Board of Directors; and

        2. To act on such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
--------------------------------------------------------------------------------

        At March 10, 2000, the Corporation had 17,458,193 shares of Common Stock outstanding. There are no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareowners of record at the close of business on March 10, 2000, will be entitled to notice of, and to vote at, the meeting and/or any adjournment thereof.

        The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Corporation's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

        Pursuant to the Corporation's Articles of Incorporation, the Board of Directors has set the number of directors at 14. The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareowners' meeting at which directors are elected. At the Annual Meeting of Shareowners, four (4) directors will be elected to the class of directors to hold office until the Annual Meeting of Shareowners held in the year 2003, and until their successors are elected and qualified. All the nominees currently serve as directors of the Corporation.

        Should any of these nominees become unavailable for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

        Set forth below are the names of each nominee for director, the nominee's age, the year in which the nominee became a director, the nominee's principal occupation and business experience for the past 5 years, and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the above-named persons is 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

                   NOMINEES FOR ELECTION TO TERM EXPIRING 2003

                                          YEAR FIRST        YEAR FIRST
                                           BECAME A          BECAME A
                                          DIRECTOR OF       DIRECTOR OF
            NAME                 AGE      CORPORATION          BANK                       PRINCIPAL OCCUPATION
            ----                 ---      -----------       -----------                   --------------------
Lucy DeYoung                     50           1997             1997        President, Red Rock Enterprises, Inc. (financial
                                                                           investment advisory services)

J. Donald Regan                  74           1983             1983        Retired dairyman

William J. Robinson              56           1983             1978        Manager, Robinson Properties and Investments, LLC
                                                                           (real estate management and development)

Edward C. Rubatino               69           1983             1978        President, Rubatino Refuse Removal, Inc.

                    THE BOARD RECOMMENDS THAT THESE NOMINEES

                             BE ELECTED AS DIRECTORS


                     INCUMBENT DIRECTORS, TERM EXPIRING 2001

                                          YEAR FIRST        YEAR FIRST
                                           BECAME A          BECAME A
                                          DIRECTOR OF       DIRECTOR OF
            NAME                 AGE      CORPORATION          BANK                       PRINCIPAL OCCUPATION
            ----                 ---      -----------       -----------                   --------------------
George E. Barber                 57           1997             1997        Chairman, First Western Investments, Inc.
                                                                           (hospitality, retail and other real estate
                                                                           investments)

David A. Dujardin                68           1983             1978        President, Dujardin Custom Homes, Inc.

James H. Mulligan                68           1989             1989        President, Emerald Real Estate Development, Inc.

Roger L. Rice, DDS               75           1983             1978        Retired dentist

                     INCUMBENT DIRECTORS, TERM EXPIRING 2002

                                          YEAR FIRST        YEAR FIRST
                                           BECAME A          BECAME A
                                          DIRECTOR OF       DIRECTOR OF
            NAME                 AGE      CORPORATION          BANK                       PRINCIPAL OCCUPATION
            ----                 ---      -----------       -----------                   --------------------
Robert J. Dickson                66          1983              1978        President and Chief Executive Officer Frontier
                                                                           Financial Corporation, Frontier Bank and FFP, Inc.

Edward D. Hansen                 60          1983              1978        Mayor of the City of Everett, Washington;
                                                                           President, Golf N.W.

William H. Lucas, DC             72          1983              1978        Chiropractor

Michael J. Corliss               39          1998              1998        Chief Executive Officer, Investco Financial
                                                                           Corporation (diversified real estate company)

Darrell J. Storkson              57          1997              1997        Owner, Evergreen Lanes

 The Corporation's Board of Directors also serves as the Board of Directors of Frontier Bank and FFP, Inc., wholly-owned subsidiaries of the Corporation.

--------------------------------------------------------------------------------
                DIRECTORS' MEETINGS, COMMITTEES AND COMPENSATION
--------------------------------------------------------------------------------

        The Board of Directors of the Corporation held 9 meetings in 1999. However, since the Board of Frontier Bank and the Board of the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 1999, review the financial records of the Corporation. Frontier Bank's Board of Directors has established certain standing committees, including the Audit Committee and Personnel Committee. Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

        Audit Committee. The main functions performed by the Audit Committee include making or causing to be made suitable audits of the Corporation and its subsidiaries; reviewing with the independent public accountants the plan, scope and results of the audit engagement; reviewing the Federal Deposit Insurance Corporation, Federal Reserve Bank and State examination reports; and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Board of Directors of the Corporation and Frontier Bank. The members of the Audit Committee during 1999 were Dr. Rice, Chairman of the committee, Mr. Dujardin, Mr. Regan, Mr. Rubatino, Mr. Storkson, Ms. DeYoung and Mr. Corliss. The committee held 5 meetings in 1999.

        Compensation (Personnel) Committee. The functions of the Compensation (Personnel) Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 1999, the members of the committee were Mr. Hansen, Chairman of the committee, Mr. Dickson, Dr. Lucas, Mr. Mulligan and Mr. Storkson. The committee held 1 meeting in 1999.

        No Nominating Committee has been established.

        For 1999, all directors of the Corporation and Frontier Bank received an annual retainer of $22,500 for service on the Corporation's Board, and a fee of $2,200 for each Frontier Bank Board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chairman of the Board receives an additional fee of $200 for each Frontier Bank Board meeting attended.

--------------------------------------------------------------------------------
         BENEFICIAL STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

        The following table sets forth information, as of December 31, 1999, as to the shares of common stock beneficially owned by each director, the Chief Executive Officer of the Corporation and other executive officers who during the year ended December 31, 1999, received salaries and bonuses which, in the aggregate, exceeded $100,000 ("Named Executive Officers"), and by all executive officers and directors of the Corporation as a group and each beneficial owner of more than 5 percent of the Corporation's voting securities.


                                NUMBER OF COMMON SHARES       PERCENTAGE OF
NAME OF BENEFICIAL OWNER(1)      BENEFICIALLY OWNED(2)    OUTSTANDING SHARES(3)
---------------------------    ------------------------   ---------------------
DIRECTORS

George E. Barber                       93,088(4)                 *

Michael J. Corliss                    289,498(5)                 1.65%

Lucy DeYoung                            1,170                    *

David A. Dujardin                      43,028                    *

Edward D. Hansen                      240,440(6)                 1.38%

William H. Lucas, DC                   84,452                    *

James H. Mulligan                     155,302                    *

J. Donald Regan                       202,130                    1.15%

Roger L. Rice, DDS                    155,718                    *

William J. Robinson                   268,546                    1.53%

Edward C. Rubatino                    220,732(7)                 1.26%

Darrell J. Storkson                   254,398                    1.45%

NAMED EXECUTIVE OFFICERS

Robert J. Dickson **                  592,311(8)                 3.37%

Lyle E. Ryan                           33,504(9)                 *

Connie Pachek                          56,477                    *

Linda Dryden                           63,092                    *

All Directors and Executive
Officers as a group (18 persons)    2,814,015(10)                16.0%

---------------
*    Less than 1%.
**   Mr. Dickson also serves as a Director of the Corporation.

(1) As of December 31, 1999, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation's voting stock.

(2) In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(3) Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges set forth in footnote (1) above are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but not for the purpose of computing the percentage of the class by any other person.

(4) Includes 38,184 shares owned by trusts for the benefit of Mr. Barber's children, of which Mr. Barber's son (a resident of Mr. Barber's household) is trustee and has voting and dispositive power, and 16,974 shares held by a partnership in which Mr. Barber's son is a partner.

(5) Includes 4,000 shares held by Valley South Land LLC of which Evergreen Capital Trust is a member, 265,050 shares owned by Evergreen Capital Trust of which Mr. Corliss is trustee and has voting and dispositive power, and 11,392 shares held by Mr. Corliss in custody for his son.

(6) Includes 5,382 shares held in a trust of which Mr. Hansen is trustee and has voting and dispositive power, 4,040 shares held by Mr. Hansen's spouse as separate property, 3,382 shares held in a trust for Mr. Hansen's grandchild of which Mr. Hansen's spouse is trustee and has voting and dispositive power, and 15,172 shares held by Mr. Hansen or Mr. Hansen's spouse in custody for children.

(7) Includes 106,319 shares held in a trust of which Mr. Rubatino is trustee and has voting and dispositive power.

(8) Includes 37,775 shares of common stock which Mr. Dickson has the right to acquire through the exercise of stock options; 1,414 shares held in a trust for Mr. Dickson's grandchild of which Mr. Dickson is trustee and has voting and dispositive power, and 305,970 shares held by a limited partnership in which Mr. Dickson and his spouse have voting and dispositive power.

(9)     Includes options granted to spouse, who is also an employee of Frontier
        Bank.

(10)    Includes 60,129 shares not reflected elsewhere in the chart.

--------------------------------------------------------------------------------
                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

        The following table shows the name of each executive officer of the Corporation, his age and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.


          NAME                AGE                     OFFICE AND YEAR ASSUMED OFFICE
          ----                ---                     ------------------------------
Robert J. Dickson             66     President and Chief Executive  Officer of the  Corporation  (1983),
                                     Frontier Bank (1978) and FFP, Inc. (1988)

James F. Felicetty            55     Secretary and Treasurer of the Corporation (1983)

John J. Dickson (1)           39     Vice President of the Corporation (1999);  Senior Vice President of
                                     Frontier Bank (1993); and Vice President of FFP, Inc. (1999)
---------------------

(1)     John J. Dickson is the son of Robert J. Dickson.

COMPENSATION OF EXECUTIVES

        The following table sets forth certain compensation information with respect to the Corporation's Chief Executive Officer and other Named Executive Officers for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                 Annual Compensation                  Compensation
                                   -----------------------------------------------       Awards
                                                                                       Securities
Name and Principal                                                 Other Annual        Underlying        All Other
Position                    Year        Salary           Bonus     Compensation(1)      Options        Compensation(2)
------------------          ----        ------          --------   ---------------    ------------     ---------------
Robert J. Dickson           1999       $275,000         $241,760      $78,223              4,545             $6,400
President and CEO           1998        250,000          221,313       70,649              2,100              6,400
                            1997        240,000          139,612       65,785              2,700              4,800

Lyle E. Ryan                1999       $101,500          $13,678      $17,322                560(3)          $4,607
Executive Vice President,   1998         90,227           13,231       15,577                288(3)           3,049
Frontier Bank               1997         82,066            8,096       14,520                240(3)           2,465

Connie Pachek               1999        $94,500          $21,759      $18,008                280             $3,488
Senior Vice President,      1998         85,600           22,834       16,702                144              3,253
Frontier Bank               1997         80,000            9,871       14,907                160              2,696

Linda Dryden                1999        $98,750           $6,018      $16,400                280             $2,591
Senior Vice President,      1998          6,700(4)
Frontier Bank

-------------

(1) Includes Board fees, amounts paid pursuant to profit sharing and purchase plans, and certain other employee benefits. Does not include earnings on prior years' contributions to retirement plans.

(2)     Represents the matching contribution to the Corporation's 401(k) plan.

(3)     Includes options granted to spouse, who is also an employee of Frontier
        Bank.

(4) Reflects compensation earned from December 21, 1998, the date Ms. Dryden became an employee of Frontier Bank.

OPTION GRANTS

        The following table sets forth certain information regarding options to purchase shares of the Corporation's Common Stock granted to the Corporation's Chief Executive Officer and other Named Executive Officers during the fiscal year ended December 31, 1999.


                                                         Table on following page


                                          OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value
                                                                                          at Assumed Annual Rate of
                                                                                        Stock Price Appreciation for
                                                                                               Option Term(2)
                                                                                        ------------------------------
                          Number of        Percent of
                          Securities     Total Options
                          Underlying       Granted to
                           Options        Employees in       Exercise      Expiration
         Name              Granted        Fiscal Year        Price(1)         Date            5%             10%
----------------------- --------------- ----------------- ---------------- ------------ --------------- --------------
Robert J. Dickson            4,545            15.1%           $22.00          12/09         $62,883        $159,358

Lyle E. Ryan(3)                560             1.9%           $22.00          12/09          $7,748         $19,635

Connie Pachek                  280              .9%           $22.00          12/09          $3,874          $9,817

Linda Dryden                   280              .9%           $22.00          12/09          $3,874          $9,817

-------------------

(1) The exercise price of the options is the fair market value of the Common Stock on the date of the grant. Any shareowners who purchased stock at the same time would have the same value realized in their holdings.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% or 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation's Common Stock price.

(3)     Includes options granted to spouse, who is also an employee of Frontier
        Bank.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

        The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 1999, and options held as of December 31, 1999, by the Corporation's Chief Executive Officer and other Named Executive Officers.

                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                                                Value of Unexercised
                                                                               Number of        in-the-Money Options
                                                                          Unexercised Options    at Fiscal Year-End
                                                                          at Fiscal Year-End             (1)
                           Shares Acquired on                                Exercisable/           Exercisable/
          Name                  Exercise             Value Realized          Unexercisable          Unexercisable
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Robert J. Dickson                  4,043                 138,000              37,775 / 0             195,400 / 0

Lyle E. Ryan(2)                    2,664                  57,687              11,405 / 0             139,712 / 0

Connie Pachek                      1,467                  26,132               4,320 / 0             42,611 / 0

Linda Dryden                       4,528                 172,250                280 / 0                 0 / 0

---------------

(1) On December 31, 1999, the closing price of Common Stock was $20.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option, and are not reduced to reflect taxes payable with respect to such amount.

(2)     Includes options granted to spouse, who is also an employee of Frontier
        Bank.


--------------------------------------------------------------------------------
                       COMPENSATION (PERSONNEL) COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

        The policy of the Compensation (Personnel) Committee (the "Committee") with respect to executive compensation is that such compensation should (a) assist the Corporation in attracting, retaining and motivating key executives,
(b) align the interests of executives with the interests of shareowners, (c) reflect the Corporation's performance, and (d) reward executives for their individual performance. Executive compensation includes base salary, bonuses and stock option grants. These programs are designed to provide incentives for both short- and long-term performance.

        In setting the compensation of the Corporation's CEO and other executive officers, the Committee considers, among other things, the financial performance of the Corporation, the return to shareowners, the level of compensation paid by other similarly sized financial corporations, and individual responsibility and performance. Base salaries are reviewed on an annual basis and adjusted as the Committee determines is appropriate.

        In reviewing Mr. Dickson's performance in 1999, the Committee particularly took into consideration the Corporation's increased profits. Additionally, Mr. Dickson oversaw the successful integration of the Bank of Sumner into Frontier following the acquisition of the Bank of Sumner which closed on December 21, 1998. This merger added four additional offices and approximately $100 million in assets to the Corporation's franchise. Net income in 1999 reached $25.7 million, or $1.46 per fully diluted share, an increase of
18.5 percent over 1998. The Corporation continued to maintain a quality loan portfolio and paid its 18th dividend to shareowners since its inception. Additionally, during 1999 Frontier Bank was rated the number 1 mid-sized bank in America by US Banker Magazine. Also for the year, total assets increased $97.7 million, or 8.5 percent, and total loans increased $155 million, or 17.3 percent. The Corporation was able to maintain a net interest margin for the year of 5.65 percent, which the Committee considered to be high compared to industry standards. Accordingly, the Committee increased Mr. Dickson's base salary by $25,000 to $275,000 and awarded him a bonus of $241,760. In addition, Mr. Dickson was awarded a stock option grant to purchase 4,545 shares of Common Stock. Mr. Dickson does not participate in deliberations of the Committee relating to his compensation.

Submitted by members of the Committee:

                                Robert J. Dickson
                                Edward D. Hansen
                              William H. Lucas, DC
                                James H. Mulligan
                               Darrell J. Storkson

--------------------------------------------------------------------------------
                        FIVE YEAR PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS
--------------------------------------------------------------------------------

        The graph below provides a comparison of the cumulative shareowner returns on the Corporation's Common Stock as compared with the cumulative total return of the Nasdaq Composite Index, the S&P Major Regional Banks (MRB) Index, the Nasdaq Bank Stocks Index and the S&P 500 Index.

                         FRONTIER FINANCIAL CORPORATION
                        HISTORICAL PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS



                              [PERFORMANCE GRAPH]



                                                                    PERIOD ENDING
                                --------------------------------------------------------------------------------------
            INDEX                 12/31/94       12/31/95      12/31/96       12/31/97      12/31/98       12/31/99
            -----               ------------   ------------  ------------   -----------   ------------   -------------
Frontier Financial                  $100          $120.80      $142.63         $182.15       $240.00        $213.44
Corporation

Nasdaq Composite Index              $100          $141.33      $173.89         $213.07       $300.18        $545.67

S&P Major Regional Banks
(MRB) Index                         $100          $157.53      $215.30         $326.67       $361.46        $311.14

Nasdaq Bank Stocks Index
                                    $100          $149.00      $196.73         $329.39       $318.77        $314.60

S&P 500 Index                       $100          $137.59      $169.48         $226.14       $291.80        $352.95

        The above presentation assumes $100 was invested on December 31, 1994, in the Corporation's Common Stock and each of the above indexes. In the future, the Corporation's proxy statement will include the Nasdaq Bank Stocks Index rather than the S&P MRB Index because the Corporation`s common stock is included in the Nasdaq Bank Stocks Index and not the S&P MRB Index. In addition, the Nasdaq Composite Index will be replaced with the S&P

500 Index because the Corporation believes that, in the aggregate, the 500 securities included in the S&P 500 Index provide a better broad equity comparison to the Corporation's common stock than the over 3,000 securities included in the Nasdaq Composite Index, which is highly weighted with technology stocks.

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             SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
--------------------------------------------------------------------------------

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and beneficial owners of more than 10 percent of a registered class of the Corporation's equity securities, to file reports of their ownership of such securities, and any changes in that ownership, with the Securities and Exchange Commission. All such persons are required by regulation to provide copies of such reports to the Corporation. The Corporation is not aware of any beneficial owner of more than 10 percent of its Common Stock.

        Based solely on its review of the copies of the reports furnished to the Corporation and on representations from certain reporting persons, the Corporation believes that in 1999 the Corporation's directors and executive officers met all Securities and Exchange Commission filing requirements, except that Lyle Ryan, an executive officer, inadvertently filed one late report covering a gift of 10 shares of Common Stock, and Ed Hanson, a director, inadvertently filed one late report covering a gift of 800 shares of Common Stock.

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             MISCELLANEOUS TRANSACTIONS WITH DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

        During 1999, certain directors and executive officers of the Corporation and Frontier Bank, and their associates, were customers of Frontier Bank, and it is anticipated that such individuals will continue to be customers of Frontier Bank in the future. All transactions between Frontier Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

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                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

        The independent public accounting firm of Moss Adams LLP audited the Corporation's consolidated financial statements for the year 1999 and has been similarly engaged in 2000. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareowners and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

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                                 OTHER BUSINESS
--------------------------------------------------------------------------------

        The Board of Directors of the Corporation is not presently aware of any other business to come before the Annual Meeting. As of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the Meeting. If any matters come before the Meeting that are not referred to in the enclosed Proxy, including matters incident to the conduct of the Meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment.

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                  SHAREOWNER PROPOSALS FOR 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

        In order for shareowner proposals to be included in the 2001 proxy materials and considered at the 2001 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203, no later than November 20, 2000.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED STAMPED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                       By Order of the Board of Directors,

                                       /s/ James F. Felicetty

                                       James F. Felicetty, Secretary

                              --------------------

        Upon written request, the Corporation will furnish, without charge to any shareowner, a copy of the Corporation's Form 10-K Annual Report for 1999 as filed with the Securities and Exchange Commission. Written requests should be addressed to: Shareowner Services, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

                                     PROXY

                         FRONTIER FINANCIAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD ON APRIL 20, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints ROBERT J. DICKSON and JAMES H. MULLIGAN, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Frontier Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareowners to be held on Thursday, April 20, 2000, at 7:30 p.m., local time, at the Everett Golf & Country Club, 1500-52nd Street, Everett, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

      (WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU GIVE NO INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES FOR DIRECTOR.)

      The shares represented by this Proxy shall be voted as follows:

(1)   Election of Directors.

                                  Lucy DeYoung
                                J. Ronald Regan
                              William J. Robinson
                              Edward. C. Rubatino

[ ]   FOR the nominees listed above.

[ ]   FOR the nominees listed above EXCEPT ____________________________________.

[ ]   WITHHOLD AUTHORITY to vote for all nominees listed above.


(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                        Dated:____________________________, 2000

                                        ________________________________________

                                        ________________________________________
                                                      Signature(s)

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.)